Exhibit 99.1

UNION PACIFIC CORPORATION ANNOUNCES SATISFACTION OF MINIMUM

CONDITION OF EXCHANGE OFFER AND EXTENSION OF EARLY EXCHANGE DATE

FOR IMMEDIATE RELEASE

Omaha, Neb., June 25, 2010 – Union Pacific Corporation (NYSE: UNP; and “Union Pacific” or the “Corporation”) today announced early results of its private offer to exchange its 7.875% Notes due 2019 (the “Existing Notes”) for 5.78% Notes due 2040 (the “New Notes”) and cash (the “Exchange Offer”). The approximate principal amount of the Existing Notes that has been validly tendered for exchange, as of 5:00 p.m., New York City time, on June 24, 2010, based on information provided by the exchange agent to Union Pacific, was $333.4 million. The amount of outstanding Existing Notes validly tendered and not validly withdrawn as of such time exceeded the minimum condition that Union Pacific receive valid tenders, not validly withdrawn, of at least $250 million aggregate principal amount of Existing Notes.

Union Pacific also announced that the Early Exchange Date in connection with the Exchange Offer originally scheduled to expire on June 24, 2010, at 5:00 p.m., New York City time, has been extended through July 9, 2010 at 11:59 p.m., New York City time, which is the expiration date of the Exchange Offer. All other terms of the Exchange Offer remain unchanged.

The Exchange Offer will expire at 11:59 p.m., New York City time, on July 9, 2010, unless extended or terminated. In accordance with the terms of the Exchange Offer, the withdrawal deadline relating to the Exchange Offer occurred at 5:00 p.m., New York City time, on June 24, 2010. As a result, tendered Existing Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated June 11, 2010 and the related letter of transmittal. The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

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The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offer will only be distributed to holders of Existing Notes who complete and return a letter of eligibility confirming that they are within the category of eligible investors for the Exchange Offer. Holders of Existing Notes who desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offer, at (212) 269-5550 or (800) 714-3312.

Investor contact: Gary Grosz, 402-544-6175.

Media contact: Donna Kush, 402-544-3753.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements and information should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking statements and information are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements and information. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2009, which was filed with the SEC on February 5, 2010. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements and information speak only as of, and are based only upon information available on, the date of such statements or information. The Corporation assumes no obligation to update forward-looking statements or information to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or information. If the Corporation does update any such forward-looking statements or information, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements or information.

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